Exhibit 23
Consent of Independent Registered Public Accounting Firm
Hemagen Diagnostics, Inc.
Columbia, MD
     We have issued our reports dated January 16, 2007, accompanying the consolidated financial statements included in the Annual Report of Hemagen Diagnostics, Inc. on Form 10-KSB for the year ended September 30, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Hemagen Diagnostics, Inc. on Forms S-3 (No. 33-40606 and No. 333-124425) and the Registration Statement on Form S-8 (No. 333-57080).
Grant Thornton, LLP
Baltimore, Maryland
January 16, 2007